Exhibit 99.1

AVIS BUDGET GROUP ANNOUNCES RESTRUCTURING

OF BUDGET TRUCK RENTAL

PARSIPPANY, N.J., October 26, 2006 – Avis Budget Group, Inc. (NYSE: CAR) announced today that it will restructure the management and operations of its Budget Truck Rental subsidiary to realign the business for greater operational efficiency.

The restructuring of Budget Truck and the closing of certain contact center facilities are expected to generate annualized savings of $5 million beginning in 2008. The Company will record a one-time pretax charge of approximately $10-12 million related to these actions in its fourth quarter results.

The restructuring plan calls for the closing of Budget Truck Rental’s headquarters in Denver, Colo. in early 2007. Budget Truck Rental’s senior management and certain back-office functions including accounting, finance, marketing, fleet management and sales will be consolidated within Avis Budget Group facilities in Parsippany, N.J., Virginia Beach, Va., and Tulsa, Okla. Out of approximately 290 total positions related to Budget’s Denver truck rental operations, approximately 50 are being eliminated, and approximately 90 employees have been offered relocation. Employees whose positions are eliminated or are being displaced will receive severance payments and outplacement assistance.

As part of the restructuring, the position of president of Budget Truck Rental will be eliminated. As a result, Gerald Riordan, who has served in this role since March 2003, will leave the Company in early 2007. In the interim, Mr. Riordan will remain with the Company to assist in the restructuring.

Joseph Ferraro, formerly regional manager of Avis Budget Group’s New York / Washington car rental operations, has been named vice president, operations, for Budget Truck Rental, overseeing the daily management of Budget’s network of more than 2,800 truck rental locations throughout the continental United States, and a fleet of more than 30,000 trucks serving both the consumer and light-duty commercial sectors.

“After a comprehensive evaluation of the rental truck industry and Budget Truck Rental operations, we have renewed our commitment to this business and have concluded that we can drive cost savings by more closely aligning our truck and car rental management and operations,” said Ronald L. Nelson, chairman and chief executive officer, Avis Budget Group, Inc. “We are very grateful to Gerald Riordan for the outstanding job that he has done in guiding and strengthening the Budget Truck business over the past three years, and we wish him well in his future endeavors.”

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About Avis Budget Group, Inc.

Avis Budget Group is a leading provider of vehicle rental services with operations in more than 70 countries. Through its Avis and Budget brands, the Company is the largest general-use vehicle rental operator in each of North America, Australia, New Zealand and certain other regions. Avis Budget Group is headquartered in Parsippany, N.J. and has more than 30,000 employees.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to risks inherent in the restructuring of the operations of Budget Truck Rental and our ability to estimate the amount and timing of the charge we expect to record in the fourth quarter. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in our Form 10-Q for the quarter ended June 30, 2006, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Media Contacts:
John Barrows	Susan McGowan
(973) 496-7865	(973) 496-3916

Investor Contact:

David	Crowther
(973)	496-7277

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